Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First Niagara Financial Group, Inc. of our report dated February 28, 2011 relating to NewAlliance Bancshares, Inc.’s financial statements and the effectiveness of internal control over financial reporting, which appears in First Niagara Financial Group, Inc.’s current report on Form 8-K dated April 15, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut September 16, 2011